UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  October 30, 2007

American Campus Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-32265

MD	760753089
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

805 Las Cimas Parkway Suite 400
Austin, TX 78746
(Address of Principal Executive Offices, Including Zip Code)

512-732-1000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On October 30, 2007, American Campus Communities, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing, among other things, earnings for the quarter ended September 30, 2007. The text of the Earnings Release is included as Exhibit 99.1 to this Current Report.

     The Earnings Release is furnished pursuant to Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 7.01 REGULATION FD DISCLOSURE

     On October 30, 2007, the Company issued a press release (the “Press Release”) announcing several promotions and internal reassignments to maximize growth opportunities and facilitate the continuation of the Company’s sector-leading operational and financial performance, effective November 1, 2007.  The information in the Press Release restated in its entirety and supersedes the section entitled “Positioning Management for Future Growth” in the Earnings Release.  The text of the Press Release is included as Exhibit 99.2 to this Current Report.

     Also on October 30, 2007, the Company disclosed a supplemental analyst package in connection with its earnings conference call for the quarter ended September 30, 2007, which took place on October 31, 2007. A copy of the supplemental analyst package is attached hereto as Exhibit 99.3.

     The Press Release and supplemental analyst package are furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

            The list of exhibits is incorporated herein by reference to the Exhibit Index.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Campus Communities, Inc.

Date: October 31, 2007	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Senior Vice President, Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1	Earnings Release Dated October 30, 2007
EX-99.2	Press Release Dated October 30, 2007
EX-99.3	Supplemental Analyst Package – Third Quarter 2007